EXHIBIT 10.3

                                 LOAN AGREEMENT

     THIS AGREEMENT (the "Loan Agreement") is made and entered into as of May 15, 2001 between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company"), and BARRY M. BAROVICK ("Executive").

     WHEREAS, the Company and Executive have entered into an employment agreement effective as of May 15, 2001 (the "Employment Agreement"), whereby Executive will be President and Chief Executive Officer of the Company; and

     WHEREAS, the Employment Agreement provides for one or more loans in an aggregate amount of up to one million five hundred thousand dollars ($1,500,000) (the "Loan" or "Loans"), to be evidenced by one or more promissory notes (the "Note" or "Notes").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and terms hereafter set forth, it is agreed as follows:

     1. COMMITMENT TO LEND. The Company offers to lend to Executive the principal sum of up to one million, five hundred thousand dollars ($1,500,000) on the following terms.

     2. BORROWINGS. Executive may borrow up to $750,000 on and after the commencement date of his employment with the Company, and may borrow up to $750,000 on and after August 15, 2001 ("Borrowings"). The Company's commitment to lend to Executive hereunder shall expire on the earliest to occur of termination of Executive's employment with the Company for any reason, or December 31, 2001.

     3. PROMISSORY NOTES. Executive may request a Borrowing of up to $750,000 on or after May 15, 2001 and a Borrowing of up to $1,500,000 less the first Borrowing on or after August 15, 2001, by executing a Note in the form attached hereto as Exhibit A and incorporated herein by reference, and by delivering the original, executed Note to the Chief Financial Officer of the Company, accompanied by a request to borrow. The two dates of funding shall be the "Borrowing Dates."

     4. TERM OF LOANS. The term of each Loan hereunder shall extend for a period ending May 15, 2004 (the "Loan Due Date").

     5. INTEREST RATE. The interest rate per annum on each Loan shall be the short-term applicable federal rate of interest under Internal Revenue Code
Section 1274(d) on the Borrowing Dates for loans on which interest is compounded annually. Interest shall accrue annually from the date of each Borrowing. Interest on the Loans shall compound annually.

     6. REPAYMENT AND AMORTIZATION OF THE LOANS. The principal on each Loan shall be amortized annually over the period commencing on the Borrowing Date and ending on each May 15 of 2002, 2003 and 2004.

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     7.   ACCELERATION OF THE LOAN DUE DATE.  Notwithstanding  the provisions of
Paragraph 6, upon termination of Executive's employment with the Company by Executive without "Good Reason" or by the Company for "Cause," as those terms are defined in the Employment Agreement and are incorporated herein by reference before the Loan Due Date, the outstanding balance of the Loans, including accrued interest, shall be immediately due and payable in cash.

     8. USE OF PROCEEDS. Executive represents and warrants that the proceeds from the Loans will not be used to finance the purchase of shares of capital stock of the Company.

     9. TAXES. Executive represents that he has reviewed with his own tax advisor the federal, state, local and foreign tax consequences, if any, of the Loans and the transactions contemplated by this Loan Agreement. Executive further represents that he has relied solely on such advisor and not on any statements or representations of the Company or any of its agents with respect to tax matters in connection with this Loan Agreement. Executive understands that Executive (and not the Company) shall be responsible for Executive's tax liability that may arise as a result of the Loans or the transactions contemplated by this Loan Agreement.

     10.  TRANSFER  OF THE  COMPANY'S  RIGHTS  AND  OBLIGATIONS  HEREUNDER.  The
Company is entitled to transfer its rights and obligations under this Loan Agreement to one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. If the Company undergoes a "Change of Control," as that term is defined in the Employment Agreement and incorporated herein by reference, then the Company shall use its best efforts to cause any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, to assume the Company's obligations under this Loan Agreement.

     11. RIGHTS TO CONTINUATION OF EMPLOYMENT. Executive acknowledges and understands that the benefits conferred upon Executive hereunder do not constitute an express or implied promise of continued employment with the Company, and that this Loan Agreement shall not be construed as obligating the Company to employ or retain Executive for any specific period of time.

     12. DISPUTES. Any dispute arising in connection with this Loan Agreement shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in New York, New York. The arbitration proceeding shall be conducted in New York, New York by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise provided herein. Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties.

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     13.  NO  WAIVER;  SEVERABILITY.  Either  party's  failure  to  enforce  any provision hereunder shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing such provision and/or any other provision of this Loan Agreement. The invalidity of any provision of this Loan Agreement shall not in any manner affect the validity or enforceability. of any other provisions hereof.

     14. NOTICES. Any notice to be given under the terms of this Loan Agreement to the Company shall be addressed to the Company in care of the General Counsel, 2215 Sanders Road, Suite 400, Northbrook, IL 60062; and any notice to be given to Executive shall be addressed to him at his address of record on file with the Company. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Executive shall, if Executive is then deceased, be given to Executive's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice to any party will be effective upon receipt (or refusal of receipt), and shall be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid.

     15. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     16. GOVERNING LAW; ENTIRE AGREEMENT; AMENDMENTS. This Loan Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to conflicts of laws thereof. This Loan Agreement represents the entire agreement between the parties with respect to the Loans as provided for in Executive's employment agreement with the Company, and supersedes all prior understandings of the parties with regard thereto. In the event of a conflict between the provisions of his employment agreement with the Company and this Loan Agreement, the terms of the Loan Agreement shall prevail. This Loan Agreement may not be modified except in a writing signed by both parties.

     This Loan Agreement may be signed in counterpart, each of which shall be deemed an original for all purposes and both of which together shall constitute one instrument.

     IN WITNESS WHEREOF, this Loan Agreement has been executed by the parties as indicated below.

EXECUTIVE                                 GRUBB & ELLIS COMPANY


/s/ BARRY M. BAROVICK                     By:   /s/ REUBEN S. LEIBOWITZ
--------------------------------------          --------------------------------
Barry M. Barovick                               Reuben S. Leibowitz
                                                Chairman of the Board

Date: MAY 22, 2001                        Date: MAY 18, 2001
      --------------------------------          --------------------------------

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


EXHIBIT A TO LOAN AGREEMENT

                                                   PROMISSORY NOTE - PAGE 1 OF 2

[GRAPHIC OMITTED]


$------- 750,0000-------       NEW YORK,        NEW YORK   ,      MAY 16, 2001
------------------------    ---------------  --------------    -----------------
                                (City)          (State)              (Date)

On or, as indicated below, before May 15, 2004 (the "Maturity Date"), for value received, the undersigned Barry M. Barovick ("Maker") promises to pay to Grubb & Ellis Company, a Delaware corporation, or its wholly owned subsidiary named below (hereinafter, "Grubb & Ellis Company"), or order, at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062, or such other place as the holder shall designate, the amount financed as set forth above ("principal"), plus interest thereon at the rate of 4.25 per cent per annum ("interest"), or the highest rate permitted by law, whichever is less. Principal and interest shall be payable in lawful money of the United States and payments made shall be applied first to accrued interest and then to unpaid principal.

The principal shall be amortized and paid in installments at the following dates:

                                  May 15, 2002
                                  May 15, 2003
                                  May 15, 2004

Interest shall accrue annually on the outstanding principal balance of this Note on each May15 of 2002, 2003 and 2004.

NOTWITHSTANDING THE FOREGOING REPAYMENT PROVISIONS, UPON TERMINATION OF MAKER'S EMPLOYMENT WITH THE COMPANY BY MAKER WITHOUT GOOD REASON AS DEFINED IN THE LOAN AGREEMENT OR BY THE COMPANY FOR CAUSE, AS DEFINED IN THE LOAN AGREEMENT, BEFORE THE MATURITY DATE, THE OUTSTANDING BALANCE OF THE LOANS, INCLUDING ACCRUED INTEREST, SHALL BE IMMEDIATELY DUE AND PAYABLE IN CASH.

The Maker reserves the right to prepay all or any part of the unpaid principal and accrued interest at any time without any penalty or charge therefor.

Except to the extent expressly prohibited by applicable law, bonuses under Maker's Retention Bonus Program dated as of May 15, 2001 that are payable to Maker by Grubb & Ellis Company at any time after this Note is signed, to the extent that any balance of principal or interest remains unpaid under this Note, shall be applied to the outstanding balance of this Note until it has been repaid in full. The Maker hereby assigns all foregoing sums to Grubb & Ellis Company; provided, however, that such repayment shall not relieve Maker of his obligation to repay

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


                                                   PROMISSORY NOTE - PAGE 2 OF 2


amounts owing under this Note in the event that such bonuses to be received are not sufficient or timely to meet Maker's obligations hereunder. The Maker agrees to pay all reasonable attorneys' fees and costs incurred by the holder to collect all sums due under this note whether or not any arbitration or legal action is commenced or concluded.

The Maker warrants, represents and agrees that he has not relied upon any statement by Grubb & Ellis Company with respect to the matters covered by this Note except for the matters expressly stated in this Note. The Maker hereby waives presentment for payment, notice of non-payment, notice of dishonor, demand for payment and any notices in connection with the delivery, presentment, acceptance, performance, default or enforcement of this Note.

In the event a claim or controversy arises concerning any failure by Maker to pay holder all or any portion of the amounts provided herein, such claim or controversy shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in New York, New York. The arbitration proceeding shall be conducted in New York, New York by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise provided herein. Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. In the event any arbitration proceeding or legal action to enforce an arbitration award is commenced hereunder, the prevailing party shall be entitled to recover its expenses and reasonable attorneys' fees incurred therein from the unsuccessful party.

This Note shall be governed by and construed in accordance with the internal laws of the state of New York, without regard to the conflict-of-law provisions.

                                                             MAKER

                                                         /s/ BARRY M. BAROVICK
                                                         ----------------------
                                                             Barry M. Barovick

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


                             RETENTION BONUS PROGRAM
                                  MAY 15, 2001
                                BARRY M. BAROVICK

1. ELIGIBILITY FOR BONUSES. You are eligible to receive a retention bonus ("Bonus") for each of the following periods commencing on your Commencement Date and ending three years from your Commencement Date, upon the continuation of your employment with the Company in the capacities of President and Chief Executive Officer, and according to such other terms as are set forth below.

                                      YEAR

                             First (ending 5/15/02)

                           Second (5/15/02 - 5/15/03)

                            Third (5/15/03 - 5/15/04)

2. CALCULATION OF THE BONUSES. Each bonus will be calculated as follows: you will be paid, at the last day of each of the above periods, an amount equal to the accrued interest and principal due under all Loans outstanding under the Loan Agreement dated as of May 15, 2001 between you and the Company (the "Loan Agreement"), plus an amount necessary to pay applicable income and employment taxes on the bonus.

3. ACCELERATION OF BONUSES UPON CERTAIN EVENTS. Upon any of the following events, you shall receive a bonus equal to the outstanding and unpaid accrued interest and principal under all Loans outstanding under the Loan Agreement, plus an amount necessary to pay applicable income and employment taxes on the bonus:

       (i) Following a "Change of Control." "Change of Control" shall have the meaning set forth in your employment agreement with the Company dated as of May 15, 2001, which is incorporated herein by reference (the "Employment Agreement"), and such definition shall be incorporated herein by reference:

       (ii) if you terminate your employment with the Company for "Good Reason." "Good Reason" shall have the meaning set forth in your Employment Agreement, and such definition shall be incorporated herein by reference:

       (iii) if your employment with the Company is terminated by the Company other than for "Cause." "Cause" shall have the meaning set forth in your Employment Agreement, and such definition shall be incorporated herein by reference.

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


5. You agree that all bonuses paid hereunder will be applied to outstanding principal and accrued interest of all Loans issued to you under the Loan Agreement between you and the Company dated as of May 15, 2001 (the "Loan Agreement") as evidenced by the promissory note that you have executed in favor of the Company as of May 15, 2001 (the "Loans").

6. You acknowledge and agree that each bonus payment hereunder, whether or not applied to repayment of the Loans, shall be reported by the Company to the Internal Revenue Service as compensation income to you upon earning the bonus.

       This Retention Bonus Program may be signed in counterpart, each of which shall be deemed an original for all purposes and both of which together shall constitute one instrument.

       IN WITNESS WHEREOF, this Retention Bonus Program has been executed by the parties as indicated below.

EXECUTIVE                               GRUBB & ELLIS COMPANY


/s/ BARRY M. BAROVICK                   By:   /s/ REUBEN S. LEIBOWITZ
---------------------------------             -------------------------------
Barry M. Barovick                             Reuben S. Leibowitz
                                              Chairman of the Board

Date: MAY 22, 2001                      Date: MAY 18, 2001
      ---------------------------             -------------------------------



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